Exhibit 10.17.5

Form of Restricted Share Award Agreement

NEWTEK BUSINESS SERVICES, INC.

2010 STOCK INCENTIVE PLAN

Restricted Share Award Agreement

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) grants ______________ (the “Grantee”) the right to receive ________ Common Shares, par value $.02 per share (the “Common Shares”), of Newtek Business Services, Inc. (the “Company”), pursuant to, and subject to the restrictions set forth in, Section 10 of the Company’s 2010 Stock Incentive Plan (the “Plan”), and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated by reference herein (the “Restricted Share Award”). The Grantee acknowledges, through signing below, the receipt of a copy of the Plan and the Plan Prospectus.

1. Earning of Common Shares. The Grantee shall earn the Common Shares covered by the Restricted Stock Award (the “Earned Shares”) in accordance with the schedule set forth on the Award Form attached hereto as Attachment A.

2. Timing of Distributions. Except as otherwise expressly provided in this Plan, the Company shall distribute Earned Shares, and accumulated cash from dividends and interest from the date the Restricted Share Award was granted as set forth below, to the Grantee or his or her beneficiary (as permitted under the Plan), as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

3. Form of Distribution. The Company shall distribute all Earned Shares, together with any shares representing stock dividends, in the form of Common Shares. One Common Share shall be given for each Earned Share. Payments representing cash dividends (and earnings thereon) shall be made in cash. The certificate or certificates representing the Common Shares earned under the Restricted Share Award shall be registered in the name of the Grantee or his or her beneficiary, if the Company is provided notice of such beneficiary prior to when it distributes such certificates.

4. Restrictions on Exercise. Common Shares will not be distributed if the issuance thereof would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the distribution of Common Shares earned hereunder, the Company may require the person receiving the Common Shares to make any representation and warranty to the Company as may be required by any applicable law or regulation, including those related to investment intent satisfactory to the Company’s counsel.

5. Withholding. The Grantee hereby agrees that no Common Shares will become transferable to the Grantee hereunder until the Grantee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such issuance.

6. Non-transferability of Restricted Stock Award. This Restricted Share Award may not be transferred in any manner otherwise than by will or the laws of descent or distribution. The terms of the Restricted Stock Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the Date of Grant set forth below.

Date of Grant
ATTEST:	NEWTEK BUSINESS SERVICES, INC. 2010 STOCK INCENTIVE PLAN COMMITTEE:

By:
Witness	An Authorized Member of the Committee

ATTEST:	GRANTEE:

By:
Witness	Name:

ATTACHMENT A

TO RESTRICTED SHARE AWARD AGREEMENT

Form of Award Form

NEWTEK BUSINESS SERVICES, INC.

2010 STOCK INCENTIVE PLAN

Grantee: ______________________________________________________

Grant Date: ______________________________________________________

Number and Class of Shares: _______________________________________________

Earning Schedule :

[            ] Subject to the earning schedule set forth in the Plan.

OR

[            ] The earning schedule set forth in the Plan is ELIMINATED.